Exhibit 99.1
For Immediate Release
First Interstate BancSystem, Inc. Reports Fourth Quarter Earnings
Billings, MT - January 26, 2023 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) today reported financial results for the fourth quarter of 2022. For the quarter, the Company reported net income of $85.8 million, or $0.82 per diluted share, which compares to net income of $85.7 million, or $0.80 per share, for the third quarter of 2022, and net income of $51.1 million, or $0.83 per share, for the fourth quarter of 2021.
Earnings include pre-tax acquisition costs of $3.9 million, $4.0 million, and $5.0 million for the fourth quarter of 2022, the third quarter of 2022, and the fourth quarter of 2021, respectively, which were related to the acquisition of Great Western Bancorp, Inc. (“Great Western”), the parent company of Great Western Bank (“GWB”), which reduced earnings by $0.03, $0.03, and $0.06 per common share for the fourth quarter of 2022, the third quarter of 2022, and the fourth quarter of 2021, respectively.
For the year ending December 31, 2022, the Company reported net income of $202.2 million, or $1.96 per diluted share, compared to $192.1 million, or $3.11 per diluted share, in 2021. Results in the 2022 and 2021 periods include pre-tax acquisition costs related to the Great Western acquisition of $118.9 million and $11.6 million, respectively, which reduced earnings by $0.90 and $0.15 per common share for December 31, 2022 and 2021, respectively.
HIGHLIGHTS
•Net income of $85.8 million, or $0.82 per diluted share, for the fourth quarter of 2022, driven by loan growth and offset by a provision for credit losses of $14.7 million as well as a reduction in purchase accounting accretion of $9.3 million from the third quarter of 2022.
•Net interest margin, on a fully taxable equivalent basis, decreased to 3.61% for the fourth quarter of 2022, a 10 basis point decrease from the third quarter of 2022. Excluding income related to purchase accounting accretion, the adjusted net interest margin1, on a fully taxable equivalent basis, increased to 3.49% for the fourth quarter of 2022, a two basis point increase from the third quarter of 2022.
•Efficiency ratio of 57.1% for the fourth quarter of 2022 compared to 58.4% for the third quarter of 2022. Adjusted efficiency ratio1 was 54.6% for the fourth quarter of 2022 compared to an adjusted efficiency ratio of 52.4% for the third quarter of 2022.
•Return on average common stockholders’ equity of 11.2% for the fourth quarter of 2022. Adjusted return on average common stockholders’ equity1 was 11.7% for the fourth quarter of 2022.
•Loans held for investment increased $495.7 million, or an annualized 11.1% during the fourth quarter of 2022.
•Non-performing loans decreased $20.4 million, to $65.6 million as of December 31, 2022, from $86.0 million as of September 30, 2022.
•Book value per common share of $29.43 as of December 31, 2022, compared to $28.77 as of September 30, 2022, and $31.94 as of December 31, 2021. Tangible book value per common share1 of $17.69 as of December 31, 2022, compared to $17.01 as of September 30, 2022 and $20.83 as of December 31, 2021, driven by a change in accumulated other comprehensive loss related to unrealized losses on available-for-sale securities.
“Our fourth quarter performance wrapped up a strong year for the Company as we executed well on the integration of our merger with Great Western, realizing the cost synergies projected for the transaction while generating solid organic loan growth throughout our footprint,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We continued to see a significant volume of high quality lending opportunities in the fourth quarter, with our newer markets helping us generate our strongest organic loan growth of the year. We also saw positive trends in our adjusted net interest margin and asset quality, as non-performing assets declined by 23.5%.
1 Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation.

“Entering 2023, with our strong levels of capital, ample liquidity, and an allowance for credit loss positioned for a more uncertain macro-economic environment, we believe we are well positioned to effectively manage through a wide range of economic scenarios. As we continue to gain more traction in our newer markets, we expect to continue generating solid loan growth in 2023, although likely at a lower level than last year given the possibility of weaker economic conditions. While we expect 2023 to present a more challenging operating environment, with the strength of the franchise we have built and the strong execution we are seeing throughout the organization, we believe that we are well positioned to continue creating long-term value for our shareholders,” said Mr. Riley.
DIVIDEND DECLARATION
On January 25, 2023, the Company’s board of directors declared a dividend of $0.47 per common share, payable on February 17, 2023, to common stockholders of record as of February 7, 2023. The dividend equates to a 4.4% annualized yield based on the $42.30 per share average closing price of the Company’s common stock as reported on NASDAQ during the fourth quarter of 2022.
GWB ACQUISITION
On February 1, 2022, the Company completed its acquisition of Great Western and GWB, a Sioux Falls, South Dakota based community bank with 174 banking offices across Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, and South Dakota. Consideration for the acquisition totaled approximately $1.7 billion consisting of the issuance of 46.9 million shares of the Company’s Class A common stock valued at $36.76 per share, the opening price of the Company’s Class A common stock as quoted on the NASDAQ stock market on the acquisition date. GWB was merged with our existing bank subsidiary, First Interstate Bank, contemporaneously with the closing of the parent company merger. The core system conversion was completed on May 23, 2022.
As of the acquisition date, Great Western had total assets with fair values of $13,351.8 million, loans held for investment with fair values of $7,705.0 million and deposits with fair values of $11,688.0 million. As of December 31, 2022, the Company recorded provisional goodwill of $479.3 million, customer relationship intangible assets of $22.8 million, and core deposit intangible assets of $50.1 million.
NET INTEREST INCOME
Net interest income decreased $8.4 million, or 3.1%, to $258.4 million, during the fourth quarter of 2022, compared to net interest income of $266.8 million during the third quarter of 2022, resulting from a $9.3 million decrease in purchase accounting accretion. Excluding purchase accounting accretion, net interest income increased by $0.9 million compared with the prior quarter. Net interest income increased $136.3 million, or 111.6%, during the fourth quarter of 2022, from $122.1 million during the fourth quarter of 2021, primarily as a result of the impact of the GWB acquisition, which was partially offset by a decrease of $9.7 million in Payroll Protection Program (“PPP”) loan income compared to the fourth quarter of 2021.
•Interest accretion attributable to the fair valuation of acquired loans from acquisitions contributed to net interest income during the fourth quarter of 2022, the third quarter of 2022, and the fourth quarter of 2021, in the amounts of $8.4 million, $17.7 million, and $1.9 million respectively.
The net interest margin ratio was 3.61% for the fourth quarter of 2022 compared to 3.71% reported during the third quarter of 2022 and 2.69% during the fourth quarter of 2021. Excluding interest accretion from the fair value of acquired loans, on a quarter-over-quarter basis the net interest margin increased two basis points, as the expansion of loan yields and a favorable result from a shift in the mix of earning assets that more than offset the increased cost of funds. On the same basis year-over-year, the increase in net interest margin was the result of increased yields on earning assets and a shift in the mix of earning assets toward investment securities and loans.
PROVISION FOR (REDUCTION OF) CREDIT LOSSES
During the fourth quarter of 2022, the Company recorded a provision for credit losses of $14.7 million, including a provision for unfunded commitments of $6.5 million. The increase to the provision for credit losses was a result of loan growth and qualitative adjustments to account for changes to macro-economic conditions that have been forecasted to impact the Company’s clients. This compares to a provision for credit losses of $8.4 million during the third quarter of 2022 and a $9.5 million reduction of credit losses during the fourth quarter of 2021.
For the fourth quarter of 2022, the allowance for credit losses included measurements for net charge-offs of $1.1 million, or an annualized 0.02% of average loans outstanding, compared to net charge-offs of $12.0 million, or an annualized 0.27% of average loans outstanding, for the third quarter of 2022, and net charge-offs of $2.7 million, or an annualized 0.11% of average loans outstanding, for the fourth quarter of 2021.

The Company’s allowance for credit losses as a percentage of period-end loans held for investment was 1.22%, 1.21%, and 1.31% at December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Coverage of non-performing loans increased to 335.5% at December 31, 2022, compared to 247.7% at September 30, 2022 and decreased from 441.5% at December 31, 2021. The increase from September 30, 2022 is a result of lower levels of non-performing loans. The year-over-year decrease is a result of higher levels of non-performing loans related to the GWB acquisition.
NON-INTEREST INCOME

For the Quarter Ended	Dec 31, 2022	Sep 30, 2022	$ Change	% Change	Dec 31, 2021	$ Change	% Change
(Dollars in millions)
Payment services revenues	$19.4	$20.4	$(1.0)	(4.9)%	$11.3	$8.1	71.7%
Mortgage banking revenues	2.6	2.7	(0.1)	(3.7)	8.0	(5.4)	(67.5)
Wealth management revenues	8.4	8.5	(0.1)	(1.2)	7.2	1.2	16.7
Service charges on deposit accounts	4.9	5.7	(0.8)	(14.0)	4.4	0.5	11.4
Other service charges, commissions, and fees	2.9	4.7	(1.8)	(38.3)	2.8	0.1	3.6
Investment securities (loss) gain	—	(24.2)	24.2	(100.0)	0.9	(0.9)	(100.0)
Other income	3.4	5.1	(1.7)	(33.3)	2.5	0.9	36.0
Total non-interest income	$41.6	$22.9	$18.7	81.7%	$37.1	$4.5	12.1%
Non-interest income during the fourth quarter of 2022 compared to the third quarter of 2022 increased $18.7 million. The primary driver of the increase was the net loss of $24.2 million incurred on the sale of $500 million in U.S. treasury notes that had been previously swapped in the third quarter of 2022. Excluding the net loss, the decrease in non-interest income resulted from decreased payment services revenues, lower service charges on deposit accounts resulting from higher earnings credits and a decrease in other service charges, commissions, and fees as a result of lower swap fee revenue. Other income decreased in part related to a valuation write down on loans held for sale.

Compared to the fourth quarter of 2021, non-interest income increased by $4.5 million. The increase was primarily due to payment services revenues, partially offset by a decrease in mortgage banking revenues, reflecting a decrease in home loan production volume.
NON-INTEREST EXPENSE

For the Quarter Ended	Dec 31, 2022	Sep 30, 2022	$ Change	% Change	Dec 31, 2021	$ Change	% Change
(Dollars in millions)
Salaries and wages	$75.4	$71.9	$3.5	4.9%	$42.3	$33.1	78.3%
Employee benefits	17.3	19.6	(2.3)	(11.7)	12.1	5.2	43.0
Occupancy and equipment	17.9	17.1	0.8	4.7	11.6	6.3	54.3
Other intangible amortization	4.1	4.1	—	—	2.5	1.6	64.0
Other expenses	54.5	56.5	(2.0)	(3.5)	28.8	25.7	89.2
Other real estate owned expense (income)	2.2	—	2.2	NM	(0.1)	2.3	NM
Acquisition related expenses	3.9	4.0	(0.1)	(2.5)	5.0	(1.1)	(22.0)
Total non-interest expense	$175.3	$173.2	$2.1	1.2%	$102.2	$73.1	71.5%
The Company’s non-interest expense was $175.3 million for the fourth quarter of 2022, an increase of $2.1 million from the third quarter of 2022. The increase was driven by a $4.2 million incentive compensation adjustment based on the achievement of certain asset quality metrics as of December 31, 2022 in addition to the write down of property classified as other real estate owned and higher expenses related to the GWB acquisition. Included in other expenses was a $1.3 million accrual related to the settlement of an outstanding litigation. These increases were partially offset by a decrease in employee benefits as a result of unmet defined goals of long-term incentives.

Compared to the fourth quarter of 2021, non-interest expense increased by $73.1 million. The increase is largely due to the acquisition expenses related to the acquisition of GWB including employee-related costs and operations extending into a larger footprint.

BALANCE SHEET
Total assets increased $943.1 million, or 3.0%, to $32,287.8 million as of December 31, 2022, from $31,344.7 million as of September 30, 2022, primarily due to increases in loans held for investment, cash and cash equivalents, and investment securities. Total assets increased $12,615.9 million, or 64.1%, from $19,671.9 million as of December 31, 2021, primarily due to $13,351.8 million of assets acquired in the acquisition of GWB, which was partially offset by a decrease in cash and cash equivalents.
Investment securities increased $128.8 million, or 1.3%, to $10,397.9 million as of December 31, 2022, from $10,269.1 million as of September 30, 2022, and increased $3,889.8 million, or 59.8%, from $6,508.1 million as of December 31, 2021. The increase in the current quarter was driven by the purchase of U.S. Treasury securities. The year-over-year increase was primarily due to the redeployment of cash and cash equivalents into the securities portfolio and $2,699.0 million of securities acquired as a result of the GWB acquisition.
Investment in Federal Home Loan and Federal Reserve Bank stock increased $66.7 million, or 50.6%, to $198.6 million as of December 31, 2022, from $131.9 million as of September 30, 2022 and increased $144.8 million, or 269.1%, from $53.8 million as of December 31, 2021, primarily due to investment requirements in each of the organization’s capital stock that are applicable to the Company.
Loans held for sale decreased $13.7 million, or 14.6%, to $79.9 million as of December 31, 2022, from $93.6 million as of September 30, 2022, primarily due to a decrease in production of residential mortgage loans held for sale. Loans held for sale increased $49.8 million, or 165.4%, from $30.1 million as of December 31, 2021, primarily due to acquired agricultural loans transferred to held for sale.
The following table presents the composition and comparison of loans held for investment:

								GWB Acquired Loans as of February 1, 2022
	December 31, 2022	September 30, 2022	$ Change	% Change	December 31, 2021	$ Change	% Change
Real estate loans:
Commercial	$8,528.6	$8,026.9	$501.7	6.3%	$3,971.5	$4,557.1	114.7%	$3,968.8
Construction loans:
Land acquisition & development	386.2	393.2	(7.0)	(1.8)	247.8	138.4	55.9	116.4
Residential	516.2	501.4	14.8	3.0	262.0	254.2	97.0	122.1
Commercial	1,042.0	1,128.4	(86.4)	(7.7)	498.0	544.0	109.2	245.1
Total construction loans	1,944.4	2,023.0	(78.6)	(3.9)	1,007.8	936.6	92.9	483.6
Residential	2,188.3	2,127.7	60.6	2.8	1,538.2	650.1	42.3	495.0
Agricultural	794.9	800.9	(6.0)	(0.7)	213.9	581.0	271.6	631.8
Total real estate loans	13,456.2	12,978.5	477.7	3.7	6,731.4	6,724.8	99.9	5,579.2
Consumer loans:
Indirect	829.7	780.8	48.9	6.3	737.6	92.1	12.5	13.5
Direct and advance lines	152.9	155.0	(2.1)	(1.4)	129.2	23.7	18.3	17.0
Credit card	75.9	74.2	1.7	2.3	64.9	11.0	16.9	11.9
Total consumer loans	1,058.5	1,010.0	48.5	4.8	931.7	126.8	13.6	42.4
Commercial	2,882.6	2,966.1	(83.5)	(2.8)	1,475.5	1,407.1	95.4	1,503.3
Agricultural	708.3	658.2	50.1	7.6	203.9	504.4	247.4	580.1
Other, including overdrafts	9.2	3.8	5.4	142.1	1.5	7.7	513.3	—
Deferred loan fees and costs	(15.6)	(13.1)	(2.5)	19.1	(12.3)	(3.3)	26.8	—
Loans held for investment, net of deferred loan fees and costs	$18,099.2	$17,603.5	$495.7	2.8%	$9,331.7	$8,767.5	94.0%	7,705.0
The ratio of loans held for investment to deposits increased to 72.2%, as of December 31, 2022, compared to 68.0% as of September 30, 2022, and 57.4% as of December 31, 2021.
Total deposits decreased $811.2 million, or 3.1%, to $25,073.6 million as of December 31, 2022, from $25,884.8 million as of September 30, 2022, primarily due to decreases in non-interest bearing, interest-bearing demand and savings deposits. These decreases were partially offset by increases in time deposits. Total deposits increased $8,804.0 million, or 54.1%, from $16,269.6 million as of December 31, 2021, primarily due to $11,688.0 million of deposits acquired in the acquisition of GWB. This increase was partially offset by a decrease in non-interest bearing, interest-bearing demand, and savings deposits.

Securities sold under repurchase agreements decreased $22.7 million, or 2.1%, to $1,052.9 million as of December 31, 2022, from $1,075.6 million as of September 30, 2022 and increased $1.8 million, or 0.2%, from $1,051.1 million as of December 31, 2021. Exclusive of $74.0 million in such securities acquired in the GWB acquisition, securities sold under repurchase agreements decreased $72.2 million, or 6.9% from December 31, 2021. The decreases in repurchase agreement balances correspond with fluctuations in the liquidity of the Company’s clients.
Other borrowed funds is comprised of Federal Home Loan Bank variable rate overnight and fixed rate borrowings in tenors up to one-month. Other borrowed funds increased $1,702.0 million, or 272.3%, to $2,327.0 million as of December 31, 2022, from $625.0 million as of September 30, 2022 and increased $2,327.0 million, or 100.0%, from December 31, 2021.
The Company is considered to be “well-capitalized” as of December 31, 2022, having exceeded all regulatory capital adequacy requirements. During the fourth quarter of 2022, the Company paid regular common stock dividends of approximately $49.0 million, or $0.47 per share.
CREDIT QUALITY
As of December 31, 2022, non-performing assets decreased $24.1 million, or 23.5%, to $78.3 million, compared to $102.4 million as of September 30, 2022, primarily driven by a decrease in non-accrual loans of $20.2 million, or 25.4%, a decrease in property classified as other real estate owned of $3.7 million, or 22.6%, and a decrease in loans past due 90 days or more of $0.2 million.
Criticized loans increased $38.2 million, or 6.6%, to $615.1 million as of December 31, 2022, from $576.9 million as of September 30, 2022, driven by loan downgrades in the commercial construction and agricultural portfolios. Increases in criticized loans were partially offset by upgrades and paydowns in the commercial and commercial real estate portfolios.
Net loan charge-offs decreased $10.9 million to $1.1 million during the fourth quarter of 2022 as compared to $12.0 million during the third quarter of 2022. The net loan charge-offs in the fourth quarter of 2022 were composed of charge-offs of $5.2 million and recoveries of $4.1 million.

NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this press release contains the following non-GAAP financial measures that management uses to evaluate our performance relative to our capital adequacy standards: (i) tangible common stockholders’ equity; (ii) tangible assets; (iii) tangible book value per common share; (iv) tangible common stockholders’ equity to tangible assets; (v) average tangible common stockholders’ equity; (vi) return on average tangible common stockholders’ equity; (vii) adjusted net interest margin; and (viii) adjusted efficiency ratio. Tangible common stockholders’ equity is calculated as total common stockholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible assets are calculated as total assets less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets. Average tangible common stockholders’ equity is calculated as average stockholders’ equity less average goodwill and other intangible assets (excluding mortgage servicing rights). Return on average tangible common stockholders’ equity is calculated as net income available to common shareholders divided by average tangible common stockholders’ equity. Adjusted net interest margin ratio (FTE) is calculated as adjusted net FTE interest income divided by adjusted average interest earning assets. Adjusted efficiency ratio is calculated as adjusted total non-interest expense divided by adjusted revenue. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the most directly comparable capital adequacy GAAP financial measures to the non-GAAP financial measures described in subclauses (i) through (vi) above to exclude goodwill and other intangible assets (except mortgage servicing rights). To derive the non-GAAP financial measure identified in subclause (vii) above, the Company adjusts its net interest income to include its FTE interest income and exclude purchase accounting interest accretion on acquired loans and PPP loan income, and it adjusts average interest-earning assets to exclude average PPP loan balances. To derive the non-GAAP financial measure identified in subclause (viii) above, the Company adjusts its total non-interest expense to exclude acquisition-related expenses, litigation accruals (recoveries), intangible amortization expenses, and other real estate owned (income), and it adjusts net interest income to include total non-interest income and exclude net gain (loss) from investment securities, mortgage servicing right recoveries (impairments) and other identified income. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to acquisition costs and other adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control, are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency depending upon the timing and size of our acquisitions (including the size, complexity and/or volume of past acquisitions, which may drive the magnitude of acquisition related costs, but may not be indicative of the size, complexity and/or volume of future acquisitions or related costs), or they cannot be anticipated or estimated in a particular period (in particular as it relates to unexpected recovery amounts). This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
See the Non-GAAP Financial Measures table included herein and the textual discussion for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our, Great Western’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that change over time and could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Such forward-looking statements include statements about the business combination transaction between FIBK and Great Western (the “Transaction”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release:
•new, or changes in, governmental regulations or policies;
•tax legislative initiatives or assessments;
•more stringent capital requirements, to the extent they may become applicable to us;
•changes in accounting standards;
•any failure to comply with applicable laws and regulations, including the Community Reinvestment Act and fair lending laws, the USA PATRIOT ACT, Office of Foreign Asset Control guidelines and requirements, the Bank Secrecy Act, and the related Financial Crimes Enforcement Network and Federal Financial Institutions Examination Council’s guidelines and regulations;
•lending risks and risks associated with loan sector concentrations;
•a decline in economic conditions that could reduce demand for our products and services and negatively impact the credit quality of loans;
•loan credit losses exceeding estimates;
•the soundness of other financial institutions;
•the ability to meet cash flow needs and availability of financing sources for working capital and other needs;
•a loss of deposits or a change in product mix that increases the Company’s funding costs;
•changes in interest rates;
•changes to United States trade policies, including the imposition of tariffs and retaliatory tariffs;
•competition from new or existing financial institutions and non-banks;
•variable interest rates tied to London Interbank Offered Rate that may no longer be available or may become unreliable;
•exposure to losses in collateralized loan obligation securities;
•cyber-security risks, including “denial-of-service attacks,” “hacking,” and “identity theft” that could result in the disclosure of confidential information;
•privacy, information security, and data protection laws, rules, and regulations that affect or limit how we collect and use personal information;
•the potential impairment of our goodwill and other intangible assets;
•exposure to losses in collateralized loan obligation securities;
•our reliance on other companies that provide key components of our business infrastructure;
•events that may tarnish our reputation;
•the loss of the services of key members of our management team and directors;
•our ability to attract and retain qualified employees to operate our business;
•costs associated with repossessed properties, including environmental remediation;
•the effectiveness of our systems of internal operating controls;
•our ability to implement new technology-facilitated products and services or be successful in marketing these products and services to our clients;
•difficulties we may face in combining the operations of acquired entities or assets with our own operations or assessing the effectiveness of businesses in which we make strategic investments or with which we enter into strategic contractual relationships;
•incurrence of significant costs related to mergers and related integration activities;
•the volatility in the price and trading volume of our common stock;
•“anti-takeover” provisions and the regulations, which may make it more difficult for a third party to acquire control of us even in circumstances that could be deemed beneficial to stockholders;
•changes in our dividend policy or our ability to pay dividends;
•our common stock not being an insured deposit;

•the potential dilutive effect of future equity issuances;
•the subordination of our common stock to our existing and future indebtedness;
•the ongoing impact of the COVID-19 pandemic and the U.S., state and local government’s response to the pandemic;
•the effect of global conditions, earthquakes, volcanoes, tsunamis, floods, fires, drought, and other natural catastrophic events; and
•the impact of climate change and environmental sustainability matters.
These factors are not necessarily all the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and included and described in more detail in our periodic reports filed with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, under the caption “Risk Factors.” Interested parties are urged to read in their entirety such risk factors prior to making any investment decision with respect to the Company. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Fourth Quarter 2022 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss the results for the fourth quarter of 2022 and fiscal year-end at 11 a.m. Eastern Time (9 a.m. Mountain Time) on Friday, January 27, 2023. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-844-200-6205; the access code is 752065. To participate via the Internet, visit www.FIBK.com. The call will be recorded and made available for replay after 1 p.m. Eastern Time (11 a.m. Mountain Time) on January 27, 2023 through 9 a.m. Eastern Time (7 a.m. Mountain Time) on February 26, 2023, by dialing 1-866-813-9403. The replay access code is 891469. The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through our bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.

Contact:	John R. Stewart, CFA	NASDAQ: FIBK
	Deputy Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5311 john.stewart@fib.com	www.FIBK.com (FIBK-ER)

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In millions, except % and per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	4Q22 vs 3Q22	4Q22 vs 4Q21
Net interest income*	$258.4	$266.8	$239.0	$178.4	$122.1	(3.1)%	111.6%
Net interest income on a fully-taxable equivalent ("FTE") basis	260.7	268.9	241.1	180.0	122.6	(3.0)	112.6
Provision for (reduction in) credit losses	14.7	8.4	(1.7)	61.3	(9.5)	NM	NM
Non-interest income:
Payment services revenues	19.4	20.4	19.5	14.8	11.3	(4.9)	71.7
Mortgage banking revenues	2.6	2.7	5.0	8.4	8.0	(3.7)	(67.5)
Wealth management revenues	8.4	8.5	9.3	8.1	7.2	(1.2)	16.7
Service charges on deposit accounts	4.9	5.7	6.3	7.7	4.4	(14.0)	11.4
Other service charges, commissions, and fees	2.9	4.7	3.6	4.3	2.8	(38.3)	3.6
Total fee-based revenues	38.2	42.0	43.7	43.3	33.7	(9.0)	13.4
Investment securities (loss) gain	—	(24.2)	(0.1)	(0.1)	0.9	(100.0)	(100.0)
Other income*	3.4	5.1	6.3	5.6	2.5	(33.3)	36.0
Total non-interest income	41.6	22.9	49.9	48.8	37.1	81.7	12.1
Non-interest expense:
Salaries and wages	75.4	71.9	74.8	60.0	42.3	4.9	78.3
Employee benefits	17.3	19.6	19.4	21.2	12.1	(11.7)	43.0
Occupancy and equipment	17.9	17.1	17.0	15.4	11.6	4.7	54.3
Other intangible amortization	4.1	4.1	4.1	3.6	2.5	—	64.0
Other expenses	54.5	56.5	49.2	41.7	28.8	(3.5)	89.2
Other real estate owned expense (income)	2.2	—	—	0.1	(0.1)	NM	NM
Acquisition related expenses	3.9	4.0	45.8	65.2	5.0	(2.5)	(22.0)
Total non-interest expense	175.3	173.2	210.3	207.2	102.2	1.2	71.5
Income (loss) before income tax	110.0	108.1	80.3	(41.3)	66.5	1.8	65.4
Provision for (benefit from) income tax	24.2	22.4	16.2	(7.9)	15.4	8.0	57.1
Net income (loss)	$85.8	$85.7	$64.1	$(33.4)	$51.1	0.1%	67.9%

Weighted-average basic shares outstanding	104,445	106,526	109,107	92,855	61,677	(2.0)%	69.3%
Weighted-average diluted shares outstanding	104,548	106,590	109,132	92,855	61,763	(1.9)	69.3
Earnings (loss) per share - basic	$0.82	$0.80	$0.59	$(0.36)	$0.83	2.5	(1.2)
Earnings (loss) per share - diluted	0.82	0.80	0.59	(0.36)	0.83	2.5	(1.2)

*Certain reclassifications were made to the net interest income and other income for the historical periods presented in order to conform to the December 31, 2022 and September 30, 2022 periods.
NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES Consolidated Statements of Income (Unaudited)

	Year Ended December 31,		% Change
(In millions, except % and per share data)	2022	2021	2022 vs 2021
Net interest income*	$942.6	$489.2	92.7
Net interest income on a fully-taxable equivalent ("FTE") basis	950.7	491.4	93.5
Provision for (reduction in) credit losses	82.7	(14.6)	NM
Non-interest income:
Payment services revenues	74.1	45.1	64.3
Mortgage banking revenues	18.7	40.8	(54.2)
Wealth management revenues	34.3	26.3	30.4
Service charges on deposit accounts	24.6	16.5	49.1
Other service charges, commissions, and fees	15.5	7.9	96.2
Total fee-based revenues	167.2	136.6	22.4
Investment securities (loss) gain	(24.4)	1.1	NM
Other income*	20.4	11.8	72.9
Total non-interest income	163.2	149.5	9.2
Non-interest expense:
Salaries and wages	282.1	164.9	71.1
Employee benefits	77.5	55.8	38.9
Occupancy and equipment	67.4	46.3	45.6
Other intangible amortization	15.9	9.9	60.6
Other expenses	201.9	117.2	72.3
Other real estate owned expense (income)	2.3	(0.2)	NM
Acquisition related expenses	118.9	11.6	NM
Total non-interest expense	766.0	405.5	88.9
Income (loss) before income tax	257.1	247.8	3.8
Provision for (benefit from) income tax	54.9	55.7	(1.4)
Net income (loss)	$202.2	$192.1	5.3

Weighted-average basic shares outstanding	103,274	61,650	67.5
Weighted-average diluted shares outstanding	103,341	61,742	67.4
Earnings (loss) per share - basic	$1.96	$3.12	(37.2)
Earnings (loss) per share - diluted	1.96	3.11	(37.0)

*Certain reclassifications were made to net interest income and other income presented for the period ending December 31, 2021 to conform to the December 31, 2022 presentation.
NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In millions, except % and per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	4Q22 vs 3Q22	4Q22 vs 4Q21
Assets:
Cash and due from banks	$349.2	$390.4	$425.3	$387.6	$168.6	(10.6)%	107.1%
Interest bearing deposits in banks	521.2	201.4	633.9	3,423.6	2,176.1	158.8	(76.0)
Federal funds sold	0.1	0.1	0.1	0.1	0.1	—	—
Cash and cash equivalents	870.5	591.9	1,059.3	3,811.3	2,344.8	47.1	(62.9)
Securities purchased under agreement to resell	—	—	202.2	102.0	—	—	—
Investment securities, net	10,397.9	10,269.1	10,871.1	9,502.5	6,508.1	1.3	59.8
Investment in Federal Home Loan and Federal Reserve Bank stock*	198.6	131.9	107.4	99.7	53.8	50.6	269.1
Loans held for sale, at fair value	79.9	93.6	127.4	178.1	30.1	(14.6)	165.4
Loans held for investment	18,099.2	17,603.5	17,162.5	16,945.0	9,331.7	2.8	94.0
Allowance for credit losses	220.1	213.0	220.4	247.2	122.3	3.3	80.0
Net loans held for investment	17,879.1	17,390.5	16,942.1	16,697.8	9,209.4	2.8	94.1
Goodwill and intangible assets (excluding mortgage servicing rights)	1,225.9	1,229.0	1,232.9	1,275.2	690.9	(0.3)	77.4
Company owned life insurance	497.9	495.6	492.8	490.1	301.5	0.5	65.1
Premises and equipment	444.7	445.4	442.7	444.4	299.6	(0.2)	48.4
Other real estate owned	12.7	16.4	16.8	17.5	2.0	(22.6)	NM
Mortgage servicing rights	31.1	31.8	32.1	32.7	28.2	(2.2)	10.3
Other assets*	649.5	649.5	535.0	510.9	203.5	—	219.2
Total assets	$32,287.8	$31,344.7	$32,061.8	$33,162.2	$19,671.9	3.0%	64.1%

Liabilities and stockholders' equity:
Deposits	$25,073.6	$25,884.8	$26,863.8	$28,088.3	$16,269.6	(3.1)%	54.1%
Securities sold under repurchase agreements	1,052.9	1,075.6	1,234.7	1,071.0	1,051.1	(2.1)	0.2
Long-term debt	120.8	120.7	120.4	120.4	112.4	0.1	7.5
Other borrowed funds	2,327.0	625.0	—	—	—	272.3	100.0
Subordinated debentures held by subsidiary trusts	163.1	163.1	163.1	163.1	87.0	—	87.5
Other liabilities	476.6	470.0	407.9	278.3	165.2	1.4	188.5
Total liabilities	29,214.0	28,339.2	28,789.9	29,721.1	17,685.3	3.1	65.2
Stockholders' equity:
Common stock	2,478.2	2,477.4	2,607.9	2,668.6	945.0	—	162.2
Retained earnings	1,072.7	1,035.8	993.8	974.5	1,052.6	3.6	1.9
Accumulated other comprehensive (loss) income	(477.1)	(507.7)	(329.8)	(202.0)	(11.0)	(6.0)	NM
Total stockholders' equity	3,073.8	3,005.5	3,271.9	3,441.1	1,986.6	2.3	54.7
Total liabilities and stockholders' equity	$32,287.8	$31,344.7	$32,061.8	$33,162.2	$19,671.9	3.0%	64.1%

Common shares outstanding at period end	104,442	104,451	107,758	109,503	62,200	—%	67.9%
Book value per common share at period end	$29.43	$28.77	$30.36	$31.42	$31.94	2.3	(7.9)
Tangible book value per common share at period end**	17.69	17.01	18.92	19.78	20.83	4.0	(15.1)

*Certain reclassifications were made to the Investment in Federal Home Loan and Federal Reserve Bank stock and other assets for the historical periods presented in order to conform to the December 31, 2022 and September 30, 2022 periods.

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share at period end (GAAP) to tangible book value per common share at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In millions, except %)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	4Q22 vs 3Q22	4Q22 vs 4Q21

Loans:
Real Estate:
Commercial real estate	$8,528.6	$8,026.9	$7,857.7	$7,805.7	$3,971.5	6.3%	114.7%
Construction:
Land acquisition and development	386.2	393.2	355.7	344.8	247.8	(1.8)	55.9
Residential	516.2	501.4	444.8	406.0	262.0	3.0	97.0
Commercial	1,042.0	1,128.4	959.0	844.8	498.0	(7.7)	109.2
Total construction	1,944.4	2,023.0	1,759.5	1,595.6	1,007.8	(3.9)	92.9
Residential real estate	2,188.3	2,127.7	2,060.4	1,997.5	1,538.2	2.8	42.3
Agricultural real estate	794.9	800.9	821.5	833.6	213.9	(0.7)	271.6
Total real estate	13,456.2	12,978.5	12,499.1	12,232.4	6,731.4	3.7	99.9
Consumer:
Indirect	829.7	780.8	733.9	739.6	737.6	6.3	12.5
Direct	152.9	155.0	157.3	142.5	129.2	(1.4)	18.3
Credit card	75.9	74.2	74.8	73.5	64.9	2.3	16.9
Total consumer	1,058.5	1,010.0	966.0	955.6	931.7	4.8	13.6
Commercial	2,882.6	2,966.1	3,036.0	3,017.9	1,475.5	(2.8)	95.4
Agricultural	708.3	658.2	672.0	744.3	203.9	7.6	247.4
Other	9.2	3.8	—	4.6	1.5	142.1	513.3
Deferred loan fees and costs	(15.6)	(13.1)	(10.6)	(9.8)	(12.3)	19.1	26.8
Loans held for investment	$18,099.2	$17,603.5	$17,162.5	$16,945.0	$9,331.7	2.8%	94.0%

Deposits:
Non-interest bearing	$7,560.0	$8,163.3	$8,295.4	$8,240.6	$5,568.3	(7.4)%	35.8%
Interest bearing:
Demand	7,205.9	7,595.1	8,133.3	8,245.0	4,753.2	(5.1)	51.6
Savings	8,379.3	8,497.2	8,939.4	10,004.3	4,981.6	(1.4)	68.2
Time, $250 and over	438.0	319.3	272.1	359.8	186.7	37.2	134.6
Time, other	1,490.4	1,309.9	1,223.6	1,238.6	779.8	13.8	91.1
Total interest bearing	17,513.6	17,721.5	18,568.4	19,847.7	10,701.3	(1.2)	63.7
Total deposits	$25,073.6	$25,884.8	$26,863.8	$28,088.3	$16,269.6	(3.1)%	54.1%

Total core deposits (1)	$24,635.6	$25,565.5	$26,591.7	$27,728.5	$16,082.9	(3.6)%	53.2%

(1) Core deposits are defined as total deposits less time deposits, $250 and over, and brokered deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In millions, except %)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	4Q22 vs 3Q22	4Q22 vs 4Q21

Allowance for Credit Losses:
Allowance for credit losses	$220.1	$213.0	$220.4	$247.2	$122.3	3.3%	80.0%
As a percentage of loans held for investment	1.22%	1.21%	1.28%	1.46%	1.31%
As a percentage of non-accrual loans	371.79	268.26	205.98	207.91	491.16

Net charge-offs during quarter	$1.1	$12.0	$0.3	$16.7	$2.7	(90.8)%	(59.3)%
Annualized as a percentage of average loans	0.02%	0.27%	0.01%	0.47%	0.11%

Non-Performing Assets:
Non-accrual loans	$59.2	$79.4	$107.0	$118.9	$24.9	(25.4)%	137.8%
Accruing loans past due 90 days or more	6.4	6.6	2.9	2.7	2.8	(3.0)	128.6
Total non-performing loans	65.6	86.0	109.9	121.6	27.7	(23.7)	136.8
Other real estate owned	12.7	16.4	16.8	17.5	2.0	(22.6)	535.0
Total non-performing assets	$78.3	$102.4	$126.7	$139.1	$29.7	(23.5)%	163.6%

Non-performing assets as a percentage of:
Loans held for investment and OREO	0.43%	0.58%	0.74%	0.82%	0.32%
Total assets	0.24	0.33	0.40	0.42	0.15

Non-accrual loans to loans held for investment	0.33	0.45	0.62	0.70	0.27

Accruing Loans 30-89 Days Past Due	$62.3	$52.5	$56.4	$54.4	$26.7	18.7%	133.3%
Accruing troubled debt restructurings (TDRs)	60.4	59.7	20.5	14.7	2.3	1.2	NM

Criticized Loans:
Special Mention	$290.4	$273.7	$275.9	$274.6	$86.6	6.1%	235.3%
Substandard	316.2	277.7	461.4	553.9	130.1	13.9	143.0
Doubtful	8.5	25.5	42.7	24.6	—	(66.7)	100.0
Total	$615.1	$576.9	$780.0	$853.1	$216.7	6.6%	183.8%

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Dec 31, 2022		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Annualized Financial Ratios (GAAP)
Return on average assets	1.07%		1.07%	0.79%	(0.48)%	1.03%
Return on average common stockholders' equity	11.16		10.49	7.52	(4.44)	10.14
Yield on average earning assets	4.24		3.99	3.35	2.89	2.77
Cost of average interest-bearing liabilities	0.89		0.40	0.14	0.14	0.13
Interest rate spread	3.35		3.59	3.21	2.75	2.64
Net interest margin ratio	3.61		3.71	3.25	2.80	2.69
Efficiency ratio	57.07		58.37	71.37	89.61	62.63
Loans held for investment to deposit ratio	72.18		68.01	63.89	60.33	57.36

Annualized Financial Ratios - Operating** (Non-GAAP)
Tangible book value per common share	$17.69		$17.01	$18.92	$19.78	$20.83
Tangible common stockholders' equity to tangible assets	5.95%		5.90%	6.61%	6.79%	6.83%
Return on average tangible common stockholders' equity	18.67		16.93	11.78	(6.88)	15.51

Consolidated Capital Ratios:
Total risk-based capital to total risk-weighted assets***	12.55%	*	12.50%	13.16%	13.79%	14.11%
Tier 1 risk-based capital to total risk-weighted assets***	10.51	*	10.49	11.09	11.52	12.49
Tier 1 common capital to total risk-weighted assets***	10.51	*	10.49	11.09	11.52	11.77
Leverage Ratio	7.75	*	7.67	7.72	8.96	7.68

*Preliminary estimate - may be subject to change. The regulatory capital ratios presented above include the assumption of the transitional method as a result of legislation by the U.S. Congress to provide relief for the economy and financial institutions in the United States from the COVID‑19 pandemic. The referenced relief ends on December 31, 2024 which allows a total five-year phase-in of the impact of CECL on capital and relief over the next two years for the impact on the allowance for credit losses resulting from COVID‑19.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share to tangible book value per common share, return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity, and tangible common stockholders’ equity to tangible assets (non-GAAP).
***Certain revisions were made to the ratios for the March 31, 2022, June 30, 2022, and September 30, 2022 periods presented in order to conform to the December 31, 2021 and December 31, 2022 periods.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios
(Unaudited)

	Dec 31, 2022	Dec 31, 2021
Financial Ratios (GAAP)
Return on average assets	0.65%	1.02%
Return on average common stockholders' equity	6.34	9.73
Yield on average earning assets	3.63	2.96
Cost of average interest-bearing liabilities	0.40	0.15
Interest rate spread	3.23	2.81
Net interest margin ratio	3.36	2.85
Efficiency ratio	67.83	61.94

Financial Ratios - Operating** (Non-GAAP)
Return on average tangible common stockholders' equity	10.09	15.03

**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(In millions, except %)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$17,920.5	$230.5	5.10%	$17,543.8	$220.2	4.98%	$9,512.3	$105.3	4.39%
Investment securities (2)	10,383.8	71.6	2.74	10,819.6	65.9	2.42	6,241.0	20.1	1.28
Investment in FHLB and FRB stock	156.4	2.0	5.07	121.7	1.3	4.24	53.4	0.3	2.23
Interest bearing deposits in banks	220.1	2.2	3.97	244.4	1.4	2.27	2,308.0	0.9	0.15
Federal funds sold	0.1	—	—	1.7	—	—	0.1	—	—
Total interest earning assets	$28,680.9	$306.3	4.24%	$28,731.2	$288.8	3.99%	$18,114.8	$126.6	2.77%
Non-earning assets	3,035.1			2,922.5			1,628.3
Total assets	$31,716.0			$31,653.7			$19,743.1
Interest-bearing liabilities:
Demand deposits	$7,412.7	$7.9	0.42%	$7,824.3	$5.1	0.26%	$4,787.5	$0.4	0.03%
Savings deposits	8,446.7	14.8	0.70	8,689.0	7.0	0.32	4,951.1	0.4	0.03
Time deposits	1,848.6	5.0	1.07	1,502.3	1.2	0.32	976.7	0.9	0.37
Repurchase agreements	1,091.2	1.1	0.40	1,107.7	0.8	0.29	1,038.2	0.1	0.04
Other borrowed funds	1,260.0	12.9	4.06	370.9	2.4	2.57	—	—	—
Long-term debt	120.8	1.4	4.60	120.4	1.5	4.94	112.4	1.5	5.29
Subordinated debentures held by subsidiary trusts	163.1	2.5	6.08	163.1	1.9	4.62	87.0	0.7	3.19
Total interest-bearing liabilities	$20,343.1	$45.6	0.89%	$19,777.7	$19.9	0.40%	$11,952.9	$4.0	0.13%
Non-interest-bearing deposits	7,871.8			8,212.6			5,617.9
Other non-interest-bearing liabilities	451.0			423.7			173.0
Stockholders’ equity	3,050.1			3,239.7			1,999.3
Total liabilities and stockholders’ equity	$31,716.0			$31,653.7			$19,743.1
Net FTE interest income		$260.7			$268.9			$122.6
Less FTE adjustments (2)		(2.3)			(2.1)			(0.5)
Net interest income from consolidated statements of income		$258.4			$266.8			$122.1
Interest rate spread			3.35%			3.59%			2.64%
Net FTE interest margin (3)			3.61			3.71			2.69
Cost of funds, including non-interest-bearing demand deposits (4)			0.64			0.28			0.09

(1) Average loan balances include loans held for sale and non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs of $1.2 million, $0.7 million, and $9.9 million at December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

(2) Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.
(3) Net FTE interest margin during the period equals (i) the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

(4) Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest-bearing liabilities plus non-interest-bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Year Ended December 31,
	2022			2021
(In millions, except %)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$16,802.2	$797.2	4.74%	$9,788.9	$431.2	4.40%
Investment securities (2)	9,973.4	218.9	2.19	5,423.3	73.9	1.36
Investment in FHLB and FRB stock	116.6	4.8	4.12	53.4	1.0	1.87
Interest bearing deposits in banks	1,432.8	8.7	0.61	1,946.7	2.6	0.13
Federal funds sold	0.5	—	—	0.1	—	—
Total interest earning assets	$28,325.5	$1,029.6	3.63%	$17,212.4	$508.7	2.96%
Non-earning assets	2,804.2			1,631.8
Total assets	$31,129.7			$18,844.2
Interest bearing liabilities:
Demand deposits	$7,549.8	$15.7	0.21%	$4,459.6	$1.8	0.04%
Savings deposits	8,732.7	24.5	0.28	4,770.8	1.5	0.03
Time deposits	1,577.0	8.1	0.51	1,009.3	4.8	0.48
Repurchase agreements	1,114.5	2.5	0.22	1,025.2	0.4	0.04
Other borrowed funds	411.1	15.3	3.72	—	—	—
Long-term debt	122.2	6.0	4.91	112.4	6.0	5.34
Subordinated debentures held by subsidiary trusts	156.6	6.8	4.34	87.0	2.8	3.22
Total interest-bearing liabilities	$19,663.9	$78.9	0.40%	$11,464.3	$17.3	0.15%
Non-interest-bearing deposits	7,911.6			5,227.9
Other non-interest-bearing liabilities	364.7			177.9
Stockholders’ equity	3,189.5			1,974.1
Total liabilities and stockholders’ equity	$31,129.7			$18,844.2
Net FTE interest income		$950.7			$491.4
Less FTE adjustments (2)		(8.1)			(2.2)
Net interest income from consolidated statements of income		$942.6			$489.2
Interest rate spread			3.23%			2.81%
Net FTE interest margin (3)			3.36			2.85
Cost of funds, including non-interest-bearing demand deposits (4)			0.29			0.10

(1) Average loan balances include mortgage loans held for sale and non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs of $7.5 million and $40.6 million at December 31, 2022 and December 31, 2021, respectively.

(2) Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.
(3) Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4) Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest-bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As of or For the Quarter Ended
(In millions, except % and per share data)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total common stockholders' equity (GAAP)	(A)	$3,073.8	$3,005.5	$3,271.9	$3,441.1	$1,986.6
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,225.9	1,229.0	1,232.9	1,275.2	690.9
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,847.9	$1,776.5	$2,039.0	$2,165.9	$1,295.7

Total assets (GAAP)		$32,287.8	$31,344.7	$32,061.8	$33,162.2	$19,671.9
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,225.9	1,229.0	1,232.9	1,275.2	690.9
Tangible assets (Non-GAAP)	(C)	$31,061.9	$30,115.7	$30,828.9	$31,887.0	$18,981.0

Average Balances:
Total common stockholders' equity (GAAP)	(D)	$3,050.1	$3,239.7	$3,417.4	$3,050.1	$1,999.3
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,226.9	1,230.9	1,235.1	1,081.2	692.0
Average tangible common stockholders' equity (Non-GAAP)	(E)	$1,823.2	$2,008.8	$2,182.3	$1,968.9	$1,307.3

Net interest income		$258.4	$266.8	$239.0	$178.4	$122.1
FTE interest income		2.3	2.1	2.1	1.6	0.5
Net FTE interest income	(F)	260.7	268.9	241.1	180.0	122.6
Less purchase accounting accretion		8.4	17.7	16.7	7.6	1.9
Less PPP Income		—	0.3	1.1	2.8	9.7
Adjusted net FTE interest income	(G)	$252.3	$250.9	$223.3	$169.6	$111.0

Average interest-earning assets	(H)	$28,680.9	$28,731.2	$29,752.4	$26,086.7	$18,114.8
Less average PPP loans		5.6	8.1	30.8	91.6	200.1
Adjusted average earning assets	(I)	$28,675.3	$28,723.1	$29,721.6	$25,995.1	$17,914.7

Total quarterly average assets	(J)	$31,716.0	$31,653.7	$32,611.3	$28,495.1	$19,743.1
Annualized net income available to common shareholders	(K)	340.4	340.0	257.1	(135.5)	202.7
Common shares outstanding	(L)	104,442	104,451	107,758	109,503	62,200
Return on average assets (GAAP)	(K) / (J)	1.07%	1.07%	0.79%	(0.48)%	1.03%
Return on average common stockholders' equity (GAAP)	(K) / (D)	11.16	10.49	7.52	(4.44)	10.14
Average common stockholders' equity to average assets (GAAP)	(D) / (J)	9.62	10.23	10.48	10.70	10.13
Book value per common share (GAAP)	(A) / (L)	$29.43	$28.77	$30.36	$31.42	$31.94
Tangible book value per common share (Non-GAAP)	(B) / (L)	17.69	17.01	18.92	19.78	20.83
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(B) / (C)	5.95%	5.90%	6.61%	6.79%	6.83%
Return on average tangible common stockholders' equity (Non-GAAP)	(K) / (E)	18.67	16.93	11.78	(6.88)	15.51
Net interest margin ratio (FTE)	(F*) / (H)	3.61	3.71	3.25	2.80	2.69
Adjusted net interest margin ratio (FTE)	(G*) / (I)	3.49	3.47	3.01	2.65	2.46

*Annualized

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As of or For the Quarter Ended
(In millions, except % and per share data)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total non-interest expense		$175.3	$173.2	$210.3	$207.2	$102.2
Less: Acquisition-related expense		3.9	4.0	45.8	65.2	5.0
Less: Litigation accrual (recovery)		1.3	0.5	—	—	(0.2)
Adjusted non-interest expense		$170.1	$168.7	$164.5	$142.0	$97.4
Less: Intangible amortization		4.1	4.1	4.1	3.6	2.5
Less: Other real estate owned (income) expense		2.2	—	—	0.1	(0.1)
Adjusted expense for efficiency ratio	(A)	$163.8	$164.6	$160.4	$138.3	$95.0

Net interest income		$258.4	$266.8	$239.0	$178.4	$122.1
Add: Total non-interest income		41.6	22.9	49.9	48.8	37.1
Less: Net (loss) gain from investment securities		—	(24.2)	(0.1)	(0.1)	0.9
Less: MSR recovery (impairment)		—	—	—	3.4	1.0
Less: Other income*		—	—	1.7	1.4	—
Adjusted revenue	(B)	$300.0	$313.9	$287.3	$222.5	$157.3

Adjusted Efficiency Ratio	(A) / (B)	54.60%	52.44%	55.83%	62.16%	60.39%

(All adjustments are after-tax)
Reported net income (loss)		$85.8	$85.7	$64.1	$(33.4)	$51.1
Plus: Non-PCD CECL Day 2 provision		—	—	—	55.2	—
Plus: Acquisition-related expenses		3.0	3.2	36.6	52.7	3.8
Plus: MSR fair value adjustments		—	—	—	(2.7)	(0.8)
Plus: Other income items*		—	—	(1.4)	(1.1)	—
Plus: Investment securities loss (gain)		—	19.2	0.1	0.1	(0.7)
Plus: Litigation accrual (recovery)		1.0	0.4	—	—	(0.2)
Adjusted net income	(C)	$89.8	$108.5	$99.4	$70.8	$53.2

Average stockholders' equity	(D)	$3,050.1	$3,239.7	$3,417.4	$3,050.1	$1,999.3
Return on average equity		11.16%	10.49%	7.52%	(4.44)%	10.14%
Adjusted return on average equity	(C**) / (D)	11.68	13.29	11.67	9.41	10.56

*Other income represents the recovery in the credit valuation discount on derivatives acquired in the GWB acquisition at June 30, 2022 and the gain on the disposition of subordinated debt at March 31, 2022.
**Annualized

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2022	Dec 31, 2021
Total common stockholders' equity (GAAP)	(A)	$3,073.8	$1,986.6
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,225.9	690.9
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,847.9	$1,295.7

Total assets (GAAP)		$32,287.8	$19,671.9
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,225.9	690.9
Tangible assets (Non-GAAP)	(C)	$31,061.9	$18,981.0

Average Balances:
Total common stockholders' equity (GAAP)	(D)	$3,189.5	$1,974.1
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,186.5	695.7
Average tangible common stockholders' equity (Non-GAAP)	(E)	$2,003.0	$1,278.4

Net interest income		$942.6	$489.2
FTE interest income		8.1	2.2
Net FTE interest income	(F)	950.7	491.4
Less: Purchase accounting accretion		50.4	9.0
Less: PPP Income		4.2	44.0
Adjusted net interest income (FTE)	(G)	$896.1	$438.4

Average interest-earning assets	(H)	$28,325.5	$17,212.4
Less average PPP loans		33.7	542.4
Adjusted average earning assets	(I)	$28,291.8	$16,670.0

Total quarterly average assets	(J)	$31,129.7	$18,844.2
Annualized net income available to common shareholders	(K)	202.2	192.1
Common shares outstanding	(L)	104,442	62,200

Return on average assets (GAAP)	(K) / (J)	0.65%	1.02%
Return on average common stockholders' equity (GAAP)	(K) / (D)	6.34	9.73
Average common stockholders' equity to average assets (GAAP)	(D) / (J)	10.25	10.48
Book value per common share (GAAP)	(A) / (L)	$29.43	$31.94
Tangible book value per common share (Non-GAAP)	(B) / (L)	17.69	20.83
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(B)/(C)	5.95%	6.83%
Return on average tangible common stockholders' equity (Non-GAAP)	(K) / (E)	10.09	15.03
Net interest margin ratio (FTE)	(F) / (H)	3.36	2.85
Adjusted net interest margin ratio (FTE)	(G) / (I)	3.17	2.63

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2022	Dec 31, 2021
Total non-interest expense		$766.0	$405.5
Less: Acquisition-related expense		118.9	11.6
Less: Litigation accrual (recovery)		1.8	1.0
Adjusted non-interest expense		$645.3	$392.9
Less: Intangible amortization		15.9	9.9
Less: Other real estate owned (income) expense		2.3	(0.2)
Adjusted expense for efficiency ratio	(A)	$627.1	$383.2

Net interest income		$942.6	$489.2
Add: Total non-interest income		163.2	149.5
Less: Net (loss) gain from investment securities		(24.4)	1.1
Less: MSR recovery (impairment)		3.4	6.9
Less: Other income*		3.1	—
Adjusted revenue	(B)	$1,123.7	$630.7

Adjusted Efficiency Ratio	(A) / (B)	55.81%	60.76%

(All adjustments are after-tax)
Reported net income (loss)		$202.2	$192.1
Plus: Non-PCD CECL Day 2 provision		53.6	—
Plus: Acquisition-related expenses		93.5	9.0
Plus: MSR fair value adjustments		(2.7)	(5.3)
Plus: Other income items*		(2.4)	—
Plus: Investment securities loss (gain)		19.2	(0.9)
Plus: Litigation accrual (recovery)		—	0.8
Adjusted net income	(C)	$363.4	$195.7

Average stockholders' equity	(D)	$3,189.5	$1,974.1
Return on average equity		6.34%	9.73%
Adjusted return on average equity	(C**) / (D)	11.39	9.91

*Other income represents the recovery in the credit valuation discount on derivatives acquired in the GWB acquisition at June 30, 2022 and the gain on the disposition of subordinated debt at March 31, 2022.
**Annualized

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5311
www.FIBK.com